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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2002

SRS LABS, INC.
(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21123 (Commission File Number)	33-0714264 (IRS Employer Identification No.)

2909 Daimler Street Santa Ana, California (Address of principal executive offices)	92705 (Zip Code)

Registrant's telephone number, including area code: (949) 442-1070

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

        On November 1, 2002, James F. Gardner, Vice President, Operations resigned his position with the Company to pursue other interests. Mr. Gardner served as Vice President, Operations since February 2000 and had served as Vice President, Chief Financial Officer, Treasurer and Secretary from August 1999 to February 2000.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRS LABS, INC, a Delaware corporation
Date: November 18, 2002	By:	/s/ THOMAS C. K. YUEN Thomas C. K. Yuen Chairman of the Board, Chief Executive Officer and Acting Chief Financial Officer

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  Item 5. Other Events.
SIGNATURES